UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017 (October 31, 2017)

ATLANTIC ALLIANCE PARTNERSHIP CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-37360	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue

New York, New York 10022
(Address of principal executive offices, including Zip Code)

(212) 409-2434

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Due to its inability to consummate an initial business combination within the time period required by its amended and restated memorandum and articles of association, as amended, Atlantic Alliance Partnership Corp. (the “Company”) will redeem all of its outstanding ordinary shares that were issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.57.

As of the close of business on November 3, 2017, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount. The redemption amount will be payable to the holders of the Public Shares upon presentation of their stock certificates or other delivery of their shares. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares will be completed within ten (10) business days after November 3, 2017.

The Company’s initial shareholders have waived their redemption rights with respect to the outstanding ordinary shares issued prior to the Company’s initial public offering, the ordinary shares issued in a private placement simultaneously with the closing of the Company’s initial public offering and the ordinary shares issued upon conversion of certain loans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2017	ATLANTIC ALLIANCE PARTNERSHIP CORP.

	By:	/s/ Iain Abrahams
Name: Iain Abrahams
Title: Chief Executive Officer

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